SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-A/A
                                 AMENDMENT NO. 2


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                         HALLWOOD ENERGY PARTNERS, L.P.
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             (Exact name of registrant as specified in its charter)


          Delaware                                     84-0987088
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State of incorporation or organization)    (I.R.S. Employer Identification No.)


4582 South Ulster Street Parkway, Suite 1700, Denver, Colorado 80237
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   (Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                    Name of each exchange on which
     to be registered                     each class is to be registered

 Limited Partnership Units                    American Stock Exchange
 -------------------------                    -----------------------

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please
check the following box.                                     [  ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.        [  ]

         Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
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                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.


                  A description of the Limited Partnership Units is incorporated herein by reference to Exhibit 1, and pages 205 to 211 of the Prospectus/Proxy Statement dated February 14, 1990, as supplemented, of the Registrant, filed as part of Registration Statement No. 33-33452.

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Item 2.  Exhibits.


         1. Third Amended and Restated Agreement of Limited Partnership of Hallwood Energy Partners, L.P.--incorporated by reference to the Prospectus/Proxy Statement dated February 14, 1990, as supplemented, of Hallwood Energy Partners, L.P., filed as part of Registration Statement No. 33-33452.

         2. First Amendment to the Third Amended and Restated Agreement of Limited Partnership of Hallwood Energy Partners, L.P.-- incorporated by reference to Exhibit 4.3. filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         3. Amendment to the Third Amended and Restated Agreement of Limited Partnership of Hallwood Energy Partners, L.P.

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 3, 1997


                                   HALLWOOD ENERGY PARTNERS, L.P.

                                   By:  HEPGP Ltd.
                                        General Partner

                                        By:   Hallwood G.P., Inc.
                                              General Partner



                                        By:   /s/Cathleen M. Osborn
                                          ------------------------
                                                 Cathleen M. Osborn
                                                 Vice President

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